Exhibit 99.77Q1(a)


     (i) Certificate of Correction dated January 25, 2002 to the Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Sector Funds, Inc. dated May 15, 2000, filed with Post-Effective Amendment No. 35 to INVESCO Sector Funds, Inc.'s Registration Statement on May 14, 2002 and incorporated herein by reference.

     (ii) Certificate of Correction dated June 19, 2002 to the Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Sector Funds, Inc. dated January 29, 2002, filed with Post-Effective Amendment No. 36 to INVESCO Sector Funds, Inc.'s Registration Statement on July 12, 2002 and incorporated herein by reference.

     (iii) Articles of Amendment to Articles of Amendment and Restatement of the Articles of Incorporation of Invesco Sector Funds, Inc. dated June 21, 2002, filed with Post-Effective Amendment No. 36 to INVESCO Sector Funds, Inc.'s Registration Statement on July 12, 2002 and incorporated herein by reference.

     (iv) Articles of Restatement of the Articles of Incorporation of Invesco Sector Funds, Inc. dated June 28, 2002, filed with Post-Effective Amendment No. 36 to INVESCO Sector Funds, Inc.'s Registration Statement on July 12, 2002 and incorporated herein by reference.